UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 20, 2015

LIFEWAY FOODS, INC.

(Exact name of registrant as specified in its charter)

ILLINOIS	000-17363	36-3442829
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6431 West Oakton St. Morton Grove, IL		60053
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (847) 967-1010

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 25, 2015, Lifeway Foods, Inc. (the “Company”) received a letter (the “Nasdaq Notice”) from The NASDAQ Stock Market LLC (“Nasdaq”) notifying the Company that because it had not yet filed with the SEC its Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2015 (the “First Quarter Form 10-Q”) and the fiscal quarter ended June 30, 2015 (the “Second Quarter Form 10-Q”), the Company is not in compliance with the periodic filing requirements for continued listing set forth in Nasdaq Listing Rule 5250(c)(1). The Nasdaq Notice set the deadline to file the First Quarter Form 10-Q and the Second Quarter 10-Q on September 28, 2015.

The Company issued a press release on August 26, 2015 disclosing the Company’s receipt of the Nasdaq Letter. A copy of such press release is attached as Exhibit 99.1 hereto.

Item 4.01	Changes in Certifying Accountant.

On August 20, 2015, the Company was notified by its independent registered public accounting firm, Crowe Horwath LLP (“Crowe”)  that it would not stand for reappointment as it’s independent registered public accounting firm for 2015. The Company had engaged Crowe as the Company’s independent registered public accounting firm for the year ending December 31, 2014.  The Company has substantially completed the drafting of the First Quarter Form 10-Q and expects to complete the drafting of the Second Quarter Form 10-Q promptly. The Company has also begun the process of identifying, receiving proposals from and interviewing auditing firms as well as responding to their information requests.  The Company expects to appoint new auditors very soon and looks forward to regaining compliance with the Nasdaq requirements shortly thereafter.

During the year ended December 31, 2014 and the subsequent interim period through August 20, 2015, there were no: (1) disagreements with Crowe on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement, or (2) reportable events under Item 304(a)(1)(v) of Regulation S-K except as set forth below.

As disclosed in Item 9A of the Company’s annual report on Form 10-K for its fiscal year ended December 31, 2014 (the “Form 10-K”), the Company’s President and Chief Executive Officer and its Chief Financial Officer concluded that the Company’s internal controls were not effective because material weaknesses existed in the Company’s internal control over financial reporting. Specifically, the following material weaknesses were identified:

1.   Entity level controls  –

a.   The Company has not established an effective program for monitoring the design and operational effectiveness of internal controls over financial reporting whether manual or IT related on an on-going basis, including the testing and other procedures necessary to ensure that material weaknesses and other control deficiencies are identified and remediated in a timely fashion, thus causing differences in accordance with generally accepted accounting principles which could materially impact the consolidated financial statements.

b.   The Audit Committee’s oversight of accounting, financial reporting and internal control matters has not been effective.

2.   Financial reporting controls –

a.   The financial statement preparation process requires the involvement of a small team of both Company employees and outside consultants and such involvement is not consistently reviewed, coordinated or timely.

b.   The Company has not consistently demonstrated effective preparation, support and review practices over journal entries and account reconciliations.

3.   Accounting For Corporate Credit Card Expenditures – The Company has not maintain sufficient internal controls over corporate credit card expenditures used by senior management and others to ensure compliance with its policies and practices for the timely and accurate accounting for, and reimbursement of these expenses.

4.   Fixed asset accounting – The Company did not maintain effective processing and monitoring controls to ensure that fixed asset additions are recorded in the proper accounting period and that such additions are timely placed into service with the proper depreciable life.

5.    Accounting for income taxes – The Company did not have adequate design or operation of controls that provide reasonable assurance that the accounting for income taxes was in accordance with U.S. GAAP. Specifically, the Company relied on third-party subject matter experts and did not have sufficient technical expertise in the income tax function to provide adequate review and control with respect to (a) the complete and accurate recording of inputs to the consolidated income tax provision and related accruals; and (b) identification and ongoing evaluation of uncertain tax positions.

The audit reports of Crowe on the Company’s consolidated financial statements as of and for the year ended December 31, 2014 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

The audit report of Crowe on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014 did contain an adverse opinion, but did not contain a disclaimer of opinion nor was it modified or qualified as to the uncertainty, audit scope, or accounting principles. The adverse opinion as of December 31, 2014 was due to the effect of the material weaknesses and Crowe concluded in its audit report that the Company did not maintain effective internal control over financial reporting as a result of the material weaknesses reported in Item 9A of the Form 10-K as described above.

As disclosed in Item 9A of the Form 10-K, the Company has made remediation of the control deficiencies a top priority and is are committed to continually improving our internal controls over financial reporting.  Under the oversight of the Audit Committee of the Board of Directors, management has launched a dual path for its remediation.  One path toward remediation is broadly aimed at fundamental changes while the other path is more narrowly focused on the specifics of our control deficiencies.

To date the broader remedial actions have included the following:

●    During December 2014, the Company identified and engaged an outside consultant to perform the function of internal audit.  In 2015, the consultant began assisting us in documenting, evaluating and improving the design and operating effectiveness of our internal controls over financial reporting.

●     During December 2014, the newly established Compensation Committee of the Board of Directors of the Company (the “Committee”) has hired outside advisors to advise the Committee and the Company on developing and/or changing processes, procedures and policies related to compensation practices, including expense reimbursement.

●     During December 2014 the Audit Committee reviewed and updated its Audit Committee charter.

●     In July 2015, the Company hired a Vice President of Finance with public company reporting experience and hired an assistant to the controller.  These additions to the Company’s management and staff were made to enable more effective and consistent leadership and organizational focus on accounting, financial reporting and internal controls among other things.

To date the more specific remedial actions taken have included the following:

2014 Actions:

●     The Company established a formal checklist to be adhered to by the controller and accounting department which the chief financial officer will use to monitor the completeness and timeliness of the close process. Testing of the effectiveness of the new process is planned in 2015.

2015 Actions:

●     The Company developed and implemented a plan to simplify the process of recording fixed asset additions, improve the related segregation of duties and improve the related monitoring controls.  Testing of the effectiveness of the new process is planned in 2015.

●     The Company has drafted a new policy for account reconciliations and the frequency of completed account reconciliations has improved.  The new policy is expected to be implemented and additional testing of compliance is planned during 2015.

●     The Company has instituted more frequent and regular reviews and approvals of expense reimbursement requests, classification of reimbursed employee expenses, improved segregation of duties relating to such reimbursements and reduced the number of employees granted a corporate credit card.

The Company believes that the remediation measures discussed above will be sufficient to remediate the material weaknesses we have identified. As the Company continues to evaluate and work to improve our internal controls over financial reporting, it may determine that additional measures are necessary to address control deficiencies. Moreover, the Company  may decide to modify certain of the remediation measures we implement as it continues to evaluate and work to improve the internal controls over financial reporting.

The Company furnished a copy of the above disclosures to Crowe and requested that Crowe provide a letter addressed to the Commission stating whether or not it agrees with the statements made above. A copy of Crowe’s letter is attached as Exhibit 16.1 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
16.1	Letter from Crowe Horwath LLP dated August 26, 2015.
99.1	Press Release issued by the Company on August 26, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEWAY FOODS, INC.
Dated: August 26, 2015	By:	/s/ Edward Smolyansky
Edward Smolyansky
Chief Financial and Accounting Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from Crowe Horwath LLP dated August 26, 2015.
99.1	Press Release issued by the Company on August 26, 2015.